UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 18, 2016
NOODLES & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-35987	84-1303469
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

520 Zang Street, Suite D, Broomfield, CO	80021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 214-1900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2016, the board of directors (the “Board”) of Noodles & Company (the “Company”) appointed Victor R. Heutz as the Chief Operations Officer of the Company (“Chief Operations Officer”). Mr. Heutz will be responsible for leading the Company’s cross-functional teams in day-to-day operations, strategic planning and guest service. He will report directly to Chairman and Chief Executive Officer Kevin Reddy.

In connection with his appointment as Chief Operations Officer, the Company entered into an offer letter with Mr. Heutz, dated July 3, 2016 (the “Offer Letter”). The Offer Letter provides that Mr. Heutz will receive the following compensation and benefits for acting as the Company’s Chief Operations Officer: (i) an annual base salary of $325,000; (ii) an annual bonus opportunity with a target amount equal to 50% of his base salary, with the actual bonus amount based upon achievement of Company and individual performance targets established by the Compensation Committee of the Company’s Board (the “Compensation Committee”) for the fiscal year to which the bonus relates; and (iii) eligibility to receive annual grants under the Company’s long-term incentive program in amounts and in a form determined by the Compensation Committee; provided that, for the 2016 fiscal year, Mr. Heutz will receive a grant of non-qualified stock options to purchase 35,000 shares of the Company’s common stock, vesting over four years, and a grant of 9,000 restricted stock units, vesting over four years; and (iv) a sign-on bonus payment of $50,000. Mr. Heutz will be entitled to health benefits and life and long-term disability insurance in amounts standard for all of the Company’s employees. Mr. Heutz is further entitled to the standard benefits available to the Company’s executives generally, including health insurance, life and disability coverage and the option to participate in the Company’s 401(k) Savings Plan. Either Mr. Heutz or the Company may terminate Mr. Heutz’s employment at any time for any reason.

Most recently, Mr. Heutz, 55, held the position of Vice President of US Franchise Operations at Buffalo Wild Wings, where he oversaw the company’s domestic franchise operations business unit. Prior to his role at Buffalo Wild Wings, he served as Vice President of Operations, Mid-Atlantic region at Starbucks Corporation from 2009 to 2015, where he was responsible for overseeing the direct operations of the region and successfully drove revenue growth via through-put and service efficiencies, while at the same time improving profitability. From 2005 to 2009, Mr. Heutz held the position of Vice President of Franchise Operations, Eastern USA for Cold Stone Creamery.

There are no family relationships between Mr. Heutz and any director or executive officer of the Company and there are no transactions between Mr. Heutz and the Company that would be reportable under Item 404(a) of Regulation S-K.

A press release announcing Mr. Heutz’s appointment to the position of Chief Operations Officer is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Noodles & Company Press Release dated July 19, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noodles & Company

By:	/s/ DAVE BOENNIGHAUSEN
Name:	Dave Boennighausen
Title:	Chief Financial Officer

DATED: July 19, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Noodles & Company Press Release dated July 19, 2016